UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

TRONOX LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Australia	1-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Stamford Plaza

263 Tresser Boulevard, Suite 1100

Stamford, Connecticut 06901

(Address of principal executive offices, including Zip Code)

(203) 705-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2014, Tronox Limited (“Tronox”), Tronox Pigments (Netherlands) B.V., Tronox’s wholly-owned subsidiary, and certain subsidiaries of Tronox listed on the signature pages as guarantors (collectively, with Tronox and Tronox Pigments (Netherlands) B.V., the “Company”) entered into a Third Amendment to Credit and Guaranty Agreement (the “Credit Agreement Amendment”) with the lender parties thereto and Goldman Sachs Bank USA, as Administrative Agent, which amends the Company’s Amended and Restated Credit and Guaranty Agreement with Goldman Sachs Bank USA and certain other lenders thereto, dated March 19, 2013, made effective pursuant to the Second Amendment to Credit and Guaranty Agreement, dated March 19, 2013 (the “Existing Credit Agreement” and, as amended by the Credit Agreement Amendment, the “Amended Credit Agreement”).

The Credit Agreement Amendment provides for the repricing of the $1.5 billion senior secured term loan issued under the Existing Credit Agreement by replacing the existing definition of “Applicable Margin” with a grid pricing matrix dependent upon the public corporate family rating of Tronox as determined by Moody’s and S&P (with the interest rate under the Amended Credit Agreement remaining subject to Eurodollar Rate and Base Rate floors). Pursuant to the Credit Agreement Amendment, based upon Tronox’s current public corporate family rating by Moody’s and S&P, the current interest rate per annum is 300 basis points plus LIBOR (subject to a LIBOR floor of 1% per annum) for Eurodollar Rate Loans (as defined in the Amended Credit Agreement). Immediately prior to the Company’s entry into the Credit Agreement Amendment, the interest rate per annum under the Existing Credit Agreement was 350 basis points plus LIBOR (subject to a LIBOR floor of 1% per annum) for Eurodollar Rate Loans (as defined in the Existing Credit Agreement). The Credit Agreement Amendment also amended certain provisions of the Existing Credit Agreement to permit Tronox and certain of its subsidiaries to obtain new cash flow revolving credit facilities in place of its existing asset based revolving credit facility, in the event they elect to do so, and subject to receipt of commitments by lenders to provide such financing. To the extent obtained, such facilities would be on terms substantially similar to the terms set forth in the Amended Credit Agreement, subject to permitted variations, and the liens securing the obligations arising under such facilities would be pari passu with the liens securing the obligations arising under the Amended Credit Agreement. The March 2020 maturity date under the Existing Credit Agreement and all other material terms of the Existing Credit Agreement remain the same under the Amended Credit Agreement.

The foregoing description of the Credit Agreement Amendment is a summary only, does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Certain of the lenders under the Credit Agreement Amendment and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business, for which such lenders or their affiliates have and/or will receive customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Credit and Guaranty Agreement, dated as of April 23, 2014, among Tronox Pigments (Netherlands) B.V., Tronox Limited, the guarantors listed therein, the lender parties thereto and Goldman Sachs Bank USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2014

TRONOX LIMITED

By:	/s/ Richard L. Muglia
Richard L. Muglia
Senior Vice President—General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Credit and Guaranty Agreement, dated as of April 23, 2014, among Tronox Pigments (Netherlands) B.V., Tronox Limited, the guarantors listed therein, the lender parties thereto and Goldman Sachs Bank USA.